HUDSON UNITED BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 25, 2001

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Charles F.X. Poggi and David A. Rosow and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Hudson United Bancorp standing in the undersigned's name at the Annual Meeting of Shareholders of Hudson United Bancorp, to be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, 12601 on Wednesday April 25 2001, at 9:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

         This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of the 4 nominees for director listed in the Proxy Statement.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                           (continued on reverse side)

                         Annual Meeting of Shareholders
                             HUDSON UNITED BANCORP

                                 April 25, 2001

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET
-------------------

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number and the proxy card available when access the web page.

YOUR CONTROL NUMBER IS . . . . . . /         /

A   / X / Please mark your votes as in this example.



1.    ELECTION OF 4 DIRECTORS

      /   /  FOR all nominees listed at right (except as marked to the contrary)

      /   /  WITHHOLD AUTHORITY to vote for all nominees listed at right

     Nominees:  Robert J. Burke
                Joan David
                Kenneth T. Neilson
                James E. Schierloh

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

Management Recommends a Vote FOR All Nominess Listed at Right.


2. In their discretion, upon such other matters as may properly come before the Meeting.

                     PLEASE DATE, SIGN AND RETURN PROMPLTY.



---------------------------------------      -----------------------------------
Signature                                    Print Name



---------------------------------------      -----------------------------------
Signature                                    Print Name



Dated: ________________, 2001


NOTE: (Please sign exactly as your name appears on this proxy card. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the shares are held in joint name, all joint owners should sign.)